PRINCIPAL FUNDS, INC.

CONTRACTUAL FEE WAIVER AGREEMENT

AGREEMENT made this 31st day of January, 2011 by and between Principal Funds, Inc. (the
“Fund”) and Principal Management Corporation (the “Advisor”) (together, the “Parties”).

The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest the Funds incur in connection with investments they make) on certain share classes of certain of the Funds.
The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the Expiration Date, provided no reimbursement will be made if it would result in the Funds’ exceeding the total operating expense limits. The operating expense limits are as follows:

Series	Class	Total Operating Expenses	Date
Bond Market Index Fund	R-1	1.18%	12/31/2011
	R-2	1.05%	12/31/2011
	R-3	0.87%	12/31/2011
	R-4	0.68%	12/31/2011
	R-5	0.56%	12/31/2011
	I	0.30%	12/31/2011
Bond & Mortgage Securities Fund	A	0.94%	02/29/2012
	B	1.60%	02/29/2012
	C	1.75%	02/29/2012
California Municipal Fund	B	1.82%	02/29/2012
Disciplined LargeCap Blend Fund	C	1.82%	02/29/2012
	B	2.20%	02/29/2012
Diversified International Fund	C	2.08%	02/29/2012
	B	2.47%	02/29/2012
Diversified Real Asset Fund	A	1.25%	12/31/2012
	C	2.00%	12/31/2012
	I	0.95%	12/31/2012
Equity Income Fund	B	1.97%	02/29/2012
Global Diversified Income Fund	A	1.25%	02/29/2012
	C	2.00%	02/29/2012
	J	1.40%	02/29/2012
	I	0.90%	02/29/2012
Global Real Estate Securities Fund	A	1.45%	02/29/2012
	C	2.20%	02/29/2012
	I	0.95%	02/29/2012
Government & High Quality Bond Fund	A	0.88%	02/29/2012
	B	1.65%	02/29/2012
	C	1.63%	02/29/2012
	J	1.00%	02/29/2012
	R-1	1.29%	02/29/2012
	R-2	1.16%	02/29/2012
	R-3	0.98%	02/29/2012
	R-4	0.79%	02/29/2012
	R-5	0.67%	02/29/2012

Series	Class	Total Operating Expenses	Date
High Yield Fund	B	1.92%	02/29/2012
Income Fund	J	1.10%	02/29/2012
	B	1.90%	02/29/2012
Inflation Protection Fund	A	0.90%	02/29/2012
	C	1.65%	02/29/2012
	J	1.15%	02/29/2012
International Emerging Markets Fund	C	2.80%	02/29/2012
	B	2.78%	02/29/2012
International Equity Index Fund	R-1	1.28%	12/31/2011
	R-2	1.15%	12/31/2011
	R-3	0.97%	12/31/2011
	R-4	0.78%	12/31/2011
	R-5	0.66%	12/31/2011
	I	0.40%	12/31/2011
International Growth Fund	A	1.54%	02/29/2012
	C	2.35%	02/29/2012
International Value Fund I	I	1.10%	02/29/2012
LargeCap Growth Fund	B	2.25%	02/29/2012
LargeCap S&P 500 Index Fund	C	1.30%	02/29/2012
	A	0.70%	02/29/2012
LargeCap Value Fund	C	1.70%	02/29/2012
	B	2.00%	02/29/2012
MidCap Blend Fund	A	0.01%	02/28/2011
	B	0.05%	02/28/2011
	C	1.95%	02/29/2012
MidCap Value Fund I	J	1.73%	02/29/2012
MidCap Value Fund III	I	0.70%	02/29/2012
Money Market Fund	C	1.79%	02/29/2012
	B	1.55%	02/29/2012
Principal Capital Appreciation Fund	B	1.99%	02/29/2012
Principal LifeTime 2010 Fund	A	0.41%	02/29/2012
Principal LifeTime 2015 Fund	I	0.08%	02/29/2012
Principal LifeTime 2020 Fund	A	0.41%	02/29/2012
	B	1.16%	02/29/2012
Principal LifeTime 2025 Fund	I	0.08%	02/29/2012
Principal LifeTime 2030 Fund	A	0.41%	02/29/2012
	B	1.16%	02/29/2012
Principal LifeTime 2035 Fund	I	0.08%	02/29/2012
Principal LifeTime 2040 Fund	A	0.41%	02/29/2012
	B	1.16%	02/29/2012
Principal LifeTime 2045 Fund	I	0.08%	02/29/2012
	R-1	0.96%	02/28/2011
	R-2	0.83%	02/28/2011
	R-3	0.65%	02/28/2011
	R-4	0.46%	02/28/2011
	R-5	0.34%	02/28/2011
Principal LifeTime 2050 Fund	A	0.41%	02/29/2012
	B	1.16%	02/29/2012

Series	Class	Total Operating Expenses	Date
Principal LifeTime 2055 Fund	I	0.08%	02/29/2012
	R-1	0.96%	02/29/2012
	R-2	0.83%	02/29/2012
	R-3	0.65%	02/29/2012
	R-4	0.46%	02/29/2012
	R-5	0.34%	02/29/2012
Principal LifeTime Strategic Income Fund	A	0.41%	02/29/2012
	B	1.16%	02/29/2012
Real Estate Securities Fund	A	1.45%	02/29/2012
	B	2.20%	02/29/2012
	C	2.20%	02/29/2012
SAM Balanced Portfolio	J	0.95%	02/29/2012
	B	1.70%	02/28/2012
SAM Conservative Balanced Portfolio	J	0.95%	02/29/2012
	B	1.69%	02/28/2012
SAM Conservative Growth Portfolio	J	0.95%	02/29/2012
	B	1.71%	02/28/2012
SAM Flexible Income Portfolio	J	0.95%	02/29/2012
	B	1.69%	02/28/2012
SAM Strategic Growth Portfolio	J	0.95%	02/29/2012
	B	1.75%	02/28/2012
Short-Term Income Fund	A	0.95%	02/29/2012
	C	1.67%	02/29/2012
	J	1.07%	02/29/2012
	R-1	1.30%	02/29/2012
	R-2	1.18%	02/29/2012
	R-3	0.99%	02/29/2012
	R-4	0.79%	02/29/2012
	R-5	0.68%	02/29/2012
SmallCap Blend Fund	A	1.63%	02/29/2012
	B	2.38%	02/29/2012
	C	2.20%	02/29/2012
SmallCap Growth Fund	A	1.58%	02/29/2012
	B	2.33%	02/29/2012
	C	2.21%	02/29/2012
SmallCap Growth Fund II	J	1.58%	02/29/2012
SmallCap Value Fund	A	1.35%	02/29/2012
	B	2.29%	02/29/2012
	C	2.08%	02/29/2012
	I	0.80%	02/29/2012
SmallCap Value Fund II	J	1.926%	02/29/2012
Tax-Exempt Bond Fund I	A	0.85%	02/29/2012
	B	1.60%	02/29/2012
	C	1.60%	02/29/2012

The Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds through the Date of Expiration. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are as follows:

Series	Waiver	Date
International Fund I	0.026%	02/29/2012

Series	Waiver	Date
International Value Fund I	0.03%	02/29/2012
LargeCap Blend Fund II	0.018%	02/29/2012
LargeCap Growth Fund I	0.016%	02/29/2012
LargeCap Growth Fund II	0.014%	02/29/2012
LargeCap Value Fund I	0.014%	02/29/2012
LargeCap Value Fund III	0.012%	02/29/2012
MidCap Growth Fund III	0.022%	02/29/2012
MidCap Value Fund I	0.02%	02/29/2012
MidCap Value Fund III	0.014%	02/29/2012
SmallCap Growth Fund I	0.022%	02/29/2012
SmallCap Growth Fund II	0.02%	02/29/2012
SmallCap Value Fund I	0.02%	02/29/2012
SmallCap Value Fund II	0.024%	02/29/2012

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof.
This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby cancelled and terminated. No amendment or modification of this
Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC.	PRINCIPAL MANAGEMENT CORPORATION

/s/ Nora Everett /s/ Mike Beer
By: __________________________________________	By: __________________________________________
Nora Everett, CEO and President	Mike Beer, Executive Vice President